                                                                    EXHIBIT 10.2

                   "AMENDMENT No. 1 TO EMPLOYMENT AGREEMENT"



     This Amendment Number One To Employment Agreement is made as of March 24, 1999 and is entered into in Concord, New Hampshire, by and between Aavid Thermal Technologies, Inc., a Delaware corporation with its principal place at Concord, New Hampshire (the "Company"), and John W. Mitchell of Gilford, New Hampshire (the "Executive").

     WHEREAS, the Company and Executive entered into a certain Employment Agreement as of December 5, 1995 (the "Employment Agreement").

     WHEREAS, the parties wish to amend the term and bonus provisions of the Employment Agreement and to provide for changes of control of the Company.

     NOW, THEREFORE in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth herein, the parties hereby agree:

1. DEFINED TERMS. Words or terms not otherwise defined herein, shall have the meaning as set forth in the Employment Agreement.

2. AMEND PARAGRAPH 2. Paragraph 2 shall be amended such that the automatic renewal shall be extended from successive one (1) year terms to successive two
(2) year terms, and the notice period of a party's intent not to renew the Employment Agreement is extended from ninety (90) days to one hundred and eighty
(180) days.

3. AMEND PARAGRAPH 4(B). Paragraph 4(b) of the Employment Agreement is hereby amended in its entirety to read as follows:

     (b) INCENTIVE AND BONUS COMPENSATION. The Executive shall participate in Incentive and Bonus Compensation Programs made available to executives of the company generally, or any key management incentive plans, such that the annual bonus target figure shall be the amount set annually by the Company's Compensation Committee or Board of Directors.

4. Add new Paragraphs 23 through 30 to the Employment Agreement which describe Executive's "Change-In-Control" rights, as follows:

     23. CHANGE-IN-CONTROL TERM. Notwithstanding any provision to the contrary herein, this Change-In-Control provision shall be effective as of the date of the date hereof and shall continue to be effective for the period ending on the "Expiration Date" which shall coincide with the end of the term of the Employment Agreement or any renewal thereof.

     24. DEFINITION OF "CHANGE IN CONTROL". For the purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred upon:


          a) An acquisition by any individual, entity or group (a "Person") of beneficial ownership of fifty percent (50%) or more of the then outstanding shares of common stock of the Company ("Common Stock").

          b) A change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, that in making such determination directors who were elected by, or on the recommendation of, such present majority, shall be excluded;

          c) The occurrence of a (i) merger, consolidation, reorganization or similar corporate transaction, in which the Company does not survive as an independent public company; (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a complete liquidation or dissolution of the Company.


     25. COVERED TERMINATION. The termination benefits described in Section 26 hereof shall be provided to the Executive in the event that he suffers a "Covered Termination" of his employment with the Company during the "Protection Period" or, to the extent provided in such Section 26, shall be provided upon the earlier of a Change in Control or a Covered Termination. For purposes hereof, the "Protection Period" shall be the six month period that commences on the date of the Change in Control. For purposes hereof, "Covered Termination" shall mean (i) termination of employment by the Company other than for "Cause" as defined in this Employment Agreement or (ii) termination of employment by the Executive for "Good Reason" as described below. During the Protection Period, Company shall provide Executive with the same Base Salary, bonus opportunities, and benefits as he received prior to the Change-in-Control.

          a) COMPENSATION DURING DISPUTE. If a dispute arises as to a purported termination for Cause, and the Executive institutes a proceeding for a determination as to rights under this Agreement, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary and bonuses) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until final judicial determination as to whether Cause or Good Reason existed. Amounts paid under this Section 25 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

          b) TERMINATION FOR GOOD REASON. For purposes of this Agreement, the Executive shall have "Good Reason" to terminate his employment with the Company (i) if by the end of the Protection Period the Company and Executive do not enter into a new or amended written employment agreement; or (ii) if the Company breaches the terms of this Employment Agreement as amended during the Protection Period. For the purpose of subparagraph (i) above, Executive shall have fifteen (15) days after the end of the Protection Period to notify Company of his termination for Good Reason.

     26. CONSEQUENCES OF COVERED TERMINATION. In the event that the Executive's employment with the Company shall have been terminated during the Protection Period in a manner that shall constitute a Covered Termination, the Company shall provide the following severance payments and benefits to the Executive:

          a) BASE SALARY. Within fifteen (15) days following the Covered Termination, the Company shall deliver to Executive a lump-sum cash payment equal to 2.0 times the Executive's Base Salary in effect at the time of the Covered Termination. For purposes of this Section 26, the Executive's Base Salary shall be determined immediately prior to the Change-in-Control.

          b) WELFARE BENEFITS. The Executive shall be entitled to coverage and benefits, at the Company's sole expense, for a period of two years following his Covered Termination (the "Continuation Period"), under all welfare benefit plans of the Company. All such benefits shall apply to the Executive and any of his dependents who would have been eligible for coverage if the Executive had continued to be employed by the Company for the Continuation Period. At the expiration of the Continuation Period, the Executive shall be treated as a then terminating employee of the Company with respect to the right to elect continued medical and dental Coverages in accordance with section 4980B of the Internal Revenue Code of 1986, as amended.

               c) OUTPLACEMENT. During the twelve-month period commencing on the date of Covered Termination, the Company shall provide to the Executive, at the Company's sole expense, executive outplacement services (commensurate with the Executive's position), office space and secretarial support services.

          27. INSURANCE. The Company shall maintain in full force and effect for the benefit of the Executive, for the duration of all applicable statute of limitations periods, liability insurance policies at least as favorable to the Executive as those maintained by the Company for the benefit of its directors and officers at the time of the Change in Control, provided that such policies are provided to its directors and officers generally or are reasonably obtainable by the Company.

          28. NO OBLIGATION TO MITIGATE. The Executive shall be under no obligation to minimize or mitigate damages by seeking other employment, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligation to make the payments and provide the benefit Coverages required under this Agreement.

          29. SUCCESSORS AND ASSIGNS. This Agreement and all rights hereunder are personal to the Executive and shall not be assignable; provided, however, all of the Executive's rights to compensation following his death shall inure to the benefit of his surviving spouse, personal representatives or designees or other legal representatives, as the case may be. The Company and any successor to its business and/or assets shall remain liable to Executive hereunder.

          30. LEGAL EXPENSES. The Company shall pay directly or reimburse the Executive (at the Executive's option) for any and all legal fees and expenses incurred by the Executive relating to the enforcement or the attempted enforcement, of any obligation of the Company hereunder, regardless of outcome, provided that the Executive's claims in such regard are not determined by a trier of fact to be frivolous.

     5. CONTINUATION OF EMPLOYMENT AGREEMENT. Except as specifically amended herein, the Employment Agreement remains in full force and effect and the parties agree to be bound thereby. To the extent there is any conflict between the terms of Sections 26 through 30 herein and the remainder of the Agreement, the terms of Sections 26 through 30 shall govern.

     6. CHANGE OF PARTY. Aavid Engineering, Inc. shall no longer be a party to the Employment Agreement.

     This Agreement is executed as of the date set forth in the opening paragraph.

     IN WITNESS WHEREOF, the parties have executed these presents as of the day and year first above written.


AAVID THERMAL TECHNOLOGIES, INC.
and AAVID THERMAL PRODUCTS, INC.
(Formerly AAVID ENGINEERING, INC.)        EXECUTIVE



By       s/s Ronald F. Borelli                  s/s John W. Mitchell
  ----------------------------------      --------------------------------------

Name     Ronald F. Borelli                Name  John W. Mitchell
    --------------------------------          ----------------------------------

Title    Chief Executive Officer          Title Vice President & General Counsel
     -------------------------------           ---------------------------------